Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended September				Year-to-Date September
	2020	2019	Change	Weather Adjusted Change	2020	2019	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	53,099	56,703	(6.4)%		140,910	150,303	(6.2)%

Total Retail Sales-	40,218	43,090	(6.7)%	(3.0)%	106,724	114,207	(6.6)%	(3.4)%
Residential	14,740	15,368	(4.1)%	3.5%	36,485	37,790	(3.5)%	3.7%
Commercial	13,140	14,404	(8.8)%	(5.1)%	34,611	37,776	(8.4)%	(5.9)%
Industrial	12,177	13,133	(7.3)%	(7.3)%	35,129	38,084	(7.8)%	(7.8)%
Other	161	185	(12.6)%	(12.3)%	499	557	(10.5)%	(10.3)%

Total Wholesale Sales	12,881	13,613	(5.4)%	N/A	34,186	36,096	(5.3)%	N/A

(In Thousands of Customers)

					Period Ended September
					2020	2019	Change
Regulated Utility Customers-
Total Utility Customers-					8,580	8,462	1.4%
Total Traditional Electric					4,322	4,254	1.6%
Southern Company Gas					4,258	4,208	1.2%